UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2004 (May 3, 2004)

Date of Report (Date of earliest event reported)

RCN Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22825	22-3498533

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Carnegie Center Princeton, NJ	08540-6215

(Address of Principal Executive Offices)	(Zip Code)

(609) 734-3700

(Registrant's Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

On May 3, 2004, RCN Corporation (the “Company”) announced that negotiations with its senior secured lenders (the “Lenders”), members of an ad hoc committee of holders of its Senior Notes (the “Noteholders’ Committee”) and others on a consensual financial restructuring of its balance sheet are continuing. In connection with these negotiations, the Company, the Lenders and members of the Noteholders’Committee have agreed to extend expiration of their previously announced forbearance agreements until 11:59 p.m. on May 17, 2004. The Company also announced that its Common Stock will be delisted from the Nasdaq SmallCap Market at the opening of business on May 12, 2004, and effective at the open of business on May 12, 2004, the Company’s Common Stock may be immediately eligible for quotation on the OTC Bulletin Board with its present symbol of RCNC. The press release with respect thereto is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(a)	Exhibits

Exhibit 99.1 RCN Corporation Press Release dated May 3, 2004.

RCN Corporation

BY:

NAME:	Deborah M. Royster
TITLE:	Senior Vice President, General Counsel and Corporate Secretary

Date: May 4, 2004

EXHIBIT INDEX

Exhibit No.
99.1	RCN Corporation Press Release dated May 3, 2004.